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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        --------------------------------
                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                MCN CORPORATION

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             (Exact Name of Registrant as Specified in its Charter)

         Michigan                                                    38-2820658
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  (State of Incorporation or Organization)           (I.R.S. Employer Identification No.)

               MCN Corporation
               500 Griswold Street
                Detroit, Michigan                                   48226
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  (Address of Principal Executive Offices)                        (Zip Code)

If this Form relates to the registration        If this Form relates to the registration
of a class of debt securities and is            of a class of debt securities and is
effective upon filing pursuant to General       to become effective simultaneously with the
Instruction A(c)(1) please check the            effectiveness of a concurrent registration
following box.    [ ]                           statement under the Securities Act of 1933
                                                pursuant to General Instruction A (c)(2)
                                                please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:


     Title of Each Class              Name of Each Exchange on Which
     to be so Registered              Each Class is to be Registered

     FELINE PRIDES (SM) unit          New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The class of securities to be registered hereby is the FELINE PRIDES unit ("FELINE PRIDES"SM) of MCN Corporation, a Michigan corporation.

          For a description of the FELINE PRIDES units, reference is made to Amendment No. 1 to the Registration Statement on Form S-3 of MCN Corporation, among other registrants (Registration No. 333-21175), filed with the Securities and Exchange Commission on March 7, 1997, and the forms of prospectus and prospectus supplement for the FELINE PRIDES units included therein, which description is incorporated herein by reference. Definitive copies of the prospectus and the prospectus supplement describing the FELINE PRIDES units will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A. ("FELINE PRIDES" is a service mark of Merrill Lynch & Co. Inc.)

Item 2.  Exhibits.

         1. Form of Purchase Contract Agreement, between MCN Corporation and The First National Bank of Chicago, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4-13 of Amendment No. 1 to the Registration Statement).

         2. Form of Pledge Agreement, among MCN Corporation, Chemical Bank, as Collateral Agent, and The First National Bank of Chicago, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4-14 of Amendment No. 1 to the Registration Statement).

         3.       Forms of Income PRIDES and Growth PRIDES
                  (incorporated herein by reference to Exhibit A of Exhibit 4-13 of Amendment No. 1 to the Registration Statement).

         4. Form of Amended and Restated Declaration of Trust, between Daniel L. Schiffer and Sebastian Coppola as Regular Trustees, MCN Corporation and Wilmington Trust Company as Institutional Trustee (incorporated herein by reference to Exhibit 4-22 of Amendment No. 1 to the Registration Statement).

         5. Form of Preferred Security (incorporated herein by reference to Exhibit 4-22 of Amendment No. 1 to the Registration Statement).

         6. Form of Supplemental Indenture to Subordinated Debt Securities Indenture, among MCN Corporation and NBD Bank as


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          Indenture Trustee (incorporated herein by reference to Exhibit 4-25 of
          Amendment No. 1 to the Registration Statement).

 7. Form of Junior Subordinated Debenture (incorporated herein by reference to Exhibit 4-25 of Amendment No.
          1 to the Registration Statement).

 8. Form of Guarantee Agreement, among Wilmington Trust Company as Institutional Trustee and MCN Corporation (incorporated herein by reference to Exhibit 4-11 of Amendment No. 1 to the Registration Statement).





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                                   SIGNATURE


                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  MCN CORPORATION



Dated:  March 7, 1997             By:  /s/ Sebastian Coppola
                                       ----------------------------
                                       Sebastian Coppola
                                       Senior Vice President and Treasurer





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